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                                                                     Exhibit 5.1
                         [LETTERHEAD OF COOLEY GODWARD]

September 26, 2000

Applied Micro Circuits Corporation
6290 Sequence Drive
San Diego, CA 92121

Ladies and Gentlemen:

   You have requested our opinion with respect to certain matters in connection with the filing by Applied Micro Circuits Corporation, a Delaware Corporation (the "Company"), of a Registration Statement on Form S-3 (the "Registration Statement") and related Prospectus, covering the registration of 85,644 shares of the Company Stock of the Company (the "Shares") on behalf of certain selling stockholders.

   In connection with this opinion, we have examined and relied upon the Registration Statement and related Prospectus, the Company's Certificate of Incorporation and Bylaws, as amended, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

   On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares are validly issued, fully paid and nonassessable.

   We consent to the reference to our firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

                                          Very truly yours,

                                          Cooley Godward LLP

                                                    s/ D. Bradley Peck
                                          By: ________________________________/
                                                      D. Bradley Peck